Exhibit 99.2

OUTERWALL INC.

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF ALL OUTSTANDING

$350,000,000 6.000% SENIOR NOTES DUE 2019

IN EXCHANGE FOR

REGISTERED

$350,000,000 6.000% SENIOR NOTES DUE 2019

Registered holders of $350,000,000 6.000% Senior Notes due 2022 (the “Original Notes”) must use this form, or one substantially equivalent hereto in accordance with DTC’s Applicable Procedures, to accept the Exchange Offer of Outerwall Inc. (the “Company”) and to tender to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” of the Company’s prospectus dated                     , 2013 and in Instruction 2 of the related letter of transmittal, if (i) certificates for the Original Notes are not immediately available or (ii) time will not permit the letter of transmittal or other required documents to reach the Exchange Agent (as defined below), or comply with applicable procedures under DTC’s automated tender offer program on or prior to the Expiration Date (as defined below) of the Exchange Offer. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must do so in accordance with DTC’s Applicable Procedures, properly completed and duly executed, prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the letter of transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Mail (Registered or Certified Recommended), Overnight Courier or Hand:	By Facsimile Transmission (for Eligible Institutions Only):	Confirm by Telephone

Wells Fargo Bank, National Association Corporate Trust Services 608 2nd Avenue South, 12th Floor Minneapolis, MN 55402 Attn: Bondholder Communications	(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, in accordance with the Company’s offer, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and in Instruction 2 of the letter of transmittal.

The undersigned hereby tenders the Original Notes listed below:

Certificate Number(s) (if known) of Original Notes or Account Number at the DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

PLEASE SIGN AND COMPLETE

Name of Record Holder(s):	Signature(s):

Address:

(Including Zip Code)

Area Code and Telephone Number:

Dated _____________, 2013

* Unless otherwise indicated, any tendering holder of the Original Notes will be deemed to have tendered the entire aggregate principal amount represented by such Original Notes. All tenders must be in integral multiples of $1,000, subject to a $2,000 minimum, and untendered original notes may only be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF ORIGINAL NOTES EXACTLY AS THE NAME(S) OF SUCH PERSONS(S) APPEAR(S) ON CERTIFICATES FOR ORIGINAL NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF ORIGINAL NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENT AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17(A)(d)-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Original Notes of the series tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at the DTC described in the prospectus under the captions “The Exchange Offer” and “Book-Entry; Delivery and Form” and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm: _________________________________	________________________________________________

(Authorized Signature)

Address: ______________________________________	Name: __________________________________________

Title: ___________________________________________
(Include Zip Code)	(Please Type or Print)

Area Code and Telephone Number:

Dated: , 2013

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent’s message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Original Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail or hand delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Original Notes.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name(s) of the participant appears on the DTC’s security position listing.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.